Exhibit 99.1

Farmer Brothers Completes Acquisition of China Mist Tea Company

Ft. Worth, TX. (NEWSWIRE)— October 12, 2016 — Farmer Bros. Co. (NASDAQ: FARM) (“Farmer Brothers” or the “Company”) a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products announced today that its acquisition of China Mist Brands, Inc. (“China Mist”) has been successfully completed.

“We are excited to welcome China Mist into the Farmer Brothers family. China Mist’s focus on quality products, customer service and sustainable business practices make the business a great strategic and cultural fit for Farmer Brothers,” commented Mike Keown, CEO of Farmer Brothers. “We believe the addition of this premium tea brand and its strong consumer appeal will accelerate the Company’s growth in the fresh brewed tea segment and complement our sustainable, direct trade specialty coffee portfolio.”

Farmer Brothers plans to operate China Mist as a subsidiary. China Mist will continue to operate from its Scottsdale, Arizona offices and its management team, including General Manager Kermit Peterson, will continue in their existing roles. Company founders Dan Schweiker and John Martinson are expected to continue to support the business as valued consultants.

“China Mist was founded in 1982 with a vision to produce high quality iced teas and offer a comprehensive iced tea program to the foodservice industry and the business has grown over the past 34 years to become a nationally recognized provider of premium teas,” stated Peterson. “In Farmer Brothers we have found the ideal partner to take the next step in our journey, further expand our category leadership in tea and tea programs and bring the China Mist brand to more consumers.”

China Mist was represented by the investment banking firm Billow Butler & Company L.L.C., Chicago IL.

About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. Our product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.

Headquartered in Ft. Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has over 1,600 employees nationwide. The Company’s portfolio features a wide range of coffees and teas including Farmer Brothers®, Artisan Collection by Farmer Brothers™, Metropolitan™, Superior®, Cain’s™, McGarvey® and China Mist®.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements.” When used in this press release, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the achievement of the anticipated benefits of the acquisition, the ability of the Company to integrate the acquisition, the risk that any announcements relating to the acquisition could impact the market price of the Company’s common stock, and the risk that the transaction could have an adverse effect on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their suppliers, distributors and customers.

Investor Contact: Isaac N. Johnston, Jr. (682) 549-6663

Media Contact:
Dana Prainito
Koopman Ostbo Marketing Communications
dana@koopmanostbo.com
Direct: 503-517-6964